Exhibit 99.2

Pulmatrix, Inc. Announces 1-for-10 Reverse Stock Split

LEXINGTON, Mass., February 5, 2019 /PRNewswire/ – Pulmatrix, Inc. (“Pulmatrix,” the “Company,” “we,” “our” or “us”) (NASDAQ: PULM) today announced a 1-for-10 reverse split of its common stock, effective as of 5:00 pm Eastern Time, February 5, 2019. Beginning on February 6, 2019, the Company’s common stock will trade on the NASDAQ Capital Market on a split adjusted basis.

At the Company’s 2018 annual meeting of stockholders on June 5, 2018, the Company’s stockholders authorized the Board of Directors, in its discretion but prior to the annual meeting of our stockholders in 2019, to amend the Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split at a ratio in the range of 1-for-4 to 1-for-10.

Upon effectiveness, the reverse stock split will cause a reduction in the number of shares of common stock outstanding and issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and will cause a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding stock options and warrants will be rounded up to the nearest whole share.

The Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “PULM.” The new CUSIP number for the common stock following the reverse stock split is 74584P 202.

The number of authorized shares of the Company’s common stock will remain at 200,000,000, while the number of outstanding shares will be reduced from approximately 63.2 million to 6.3 million. No fractional shares will be issued following the reverse stock split.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Vstock Transfer, LLC, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. Vstock Transfer, LLC can be reached at (212) 828-8436.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2018, a copy of which is also available at www.sec.gov or at www.pulmatrix.com under the SEC Filings tab located on the Investors page.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and chronic obstructive pulmonary disease (“COPD”). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include any statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Clarke, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
rclarke@pulmatrix.com	wduke@pulmatrix.com